UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2007

Spectre Gaming, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-25764 (Commission File Number)	41-1675041 (IRS Employer Identification No.)

14200 23rd Avenue N.
Minneapolis, MN 55447
(Address of principal executive offices)

(763) 553-7601
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 14, 2007, Spectre Gaming, Inc. (the “Company) learned that the operator of a location in Hernando County, Florida, where the Company has 52 of its games operating, received a letter from the State Attorney for the Fifth Judicial Circuit of Florida (encompassing five separate Florida counties, including Hernando County), dated February 6, 2007, notifying the operator that, in the opinion of such attorney, the Company’s games do not comply with applicable Florida law, and requiring the operator to cease and desist the operation of the games in Hernando County, Florida.

At this time, the operator has indicated that they will comply with the order and shut down operations for seven days while seeking a resolution of this matter. The Company does not agree with the State Attorney’s position and is currently evaluating its options. The operator and its legal counsel have responded to the State Attorney’s letter. If the operator continues to operate our games at that location, the games could be subject to seizure. These games currently account for approximately 18% of the Company’s revenues.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectre Gaming, Inc.

Date: February 20, 2007	By:	/s/ Kevin M. Greer
Kevin M. Greer, Chief Financial Officer